Exhibit 4
THIRTY-FIFTH SUPPLEMENTAL INDENTURE
     THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE dated as of May 21, 2007 (this “Supplemental Indenture”) among Psychiatric Solutions, Inc., a Delaware corporation (the “Company”), the entities set forth on Schedule A hereto, as guarantors under the Indenture referred to below (the “Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Company, the Guarantors and the Trustee heretofore are parties to an Indenture, dated as of June 30, 2003 (as amended, supplemented, waived, or otherwise modified to date, the “Indenture”), providing for the issuance of the 10-5/8% Senior Subordinated Notes due 2013 (the “Notes”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);
     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, may amend or waive certain terms and covenants in the Indenture as described below;
     WHEREAS, the Holders of a majority in principal amount of the Notes outstanding have consented to the waiver and amendments effected by this Supplemental Indenture;
     WHEREAS, the Company and each of the Guarantors are undertaking to execute and deliver this Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation of the Company, dated as of May 8, 2007, and any amendments, modifications or supplements thereto (the “Tender Offer and Solicitation”); and
     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
AMENDMENTS AND WAIVERS
     Section 1.1 Applicability of Certain Indenture Provisions to the Tender Offer and Solicitation. The application of the provisions of Article 4 of the Indenture are hereby waived to the extent that such provisions might otherwise interfere with the ability to enter into agreements contemplated by, and to consummate, the Tender Offer and Solicitation.
     Section 1.2 Amendments to the Indenture. Effective at the time of payment or deposit with the Depositary (the “Payment Date”) of an amount of money sufficient to pay for all Notes validly tendered and accepted pursuant to the Tender Offer and Solicitation and to make all consent payments required under the Tender Offer and Solicitation:
(i)	The Indenture is hereby amended to delete Section 4.03 (Reports) (except to the extent required by the TIA), Section 4.04 (Compliance Certificate) (except to the extent required by the TIA), Section 4.05 (Taxes), Section 4.06 (Stay, Extension and Usury Laws), Section 4.07 (Corporate Existence), Section 4.08 (Payments for Consents), Section 4.09 (Incurrence of Additional Debt and Issuance of Capital Stock), Section 4.10 (Restricted Payments), Section 4.11 (Liens), Section 4.12 (Asset Sales), Section 4.13 (Restrictions on Distributions from Restricted Subsidiaries), Section 4.14 (Affiliate Transactions), Section 4.15 (Issuance or Sale of Capital Stock of Restricted

Subsidiaries), Section 4.16 (Designation of Restricted and Unrestricted Subsidiaries), Section 4.18 (Future Subsidiary Guarantors), Section 4.19 (Business Activities), and Section 4.20 (No Senior Subordinated Debt) in their entirety and all references thereto contained elsewhere in the Indenture in their entirety;
(ii)	The Indenture is hereby amended to delete subsection (iv) of Section 5.01(a) (Merger, Consolidation and Sale of Assets) in its entirety and all references thereto contained in Section 5.01 and elsewhere in the Indenture in their entirety;

(iii)	The Indenture is amended to delete the first paragraph of Section 3.03 (Notice of Redemption) and replace it with the following:
“At least 3 Business Days but not more than 60 days prior to a redemption date, the Company shall mail, or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance pursuant to Article 8 hereof or a satisfaction and discharge pursuant to Article 11 hereof.”;
(iv)	The failure to comply with the terms of any of the Sections of the Indenture set forth in clauses (i) and (ii) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(v)	Section 6.01(c) of the Indenture is hereby amended to read, “the failure by the Company or any Restricted Subsidiary to comply with Section 5.01 hereof”;

(vi)	The Indenture is hereby amended to delete clauses (d), (e), (f), (g) and (h) of Section 6.01 (Events of Default) in their entirety and all references thereto contained in Section 6.01 and elsewhere in the Indenture in their entirety, and the occurrence of the events described in clauses (d), (e), (f), (g) and (h) of Section 6.01 shall no longer constitute Defaults or Events of Default;

(vii)	All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are hereby deleted in their entirety; and

(viii)	All references to Sections 5.01 and 6.01 of the Indenture shall mean Sections 5.01 and 6.01 as amended by this Supplemental Indenture.
ARTICLE II
MISCELLANEOUS
     Section 2.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, each of the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, that the amendments to the Indenture set forth in Section 1.2 of this Supplemental Indenture shall become operative as specified in Section 1.2 hereof. Prior to the Payment Date, the Company may terminate this Supplemental Indenture upon written notice to the Trustee.
     Section 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
     Section 2.3 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     Section 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
     Section 2.5 Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be a part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.
     Section 2.6 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 2.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.
     Section 2.8 Successors. All agreements of the Company and each of the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     Section 2.9 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.
     Section 2.10 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
     Section 2.11 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
     Section 2.12 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 2.13 Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 2.14 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company and each of the Guarantors.
*      *      *      *      *

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.
PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Executive Vice President, Finance and Administration

GUARANTORS:
ABS LINCS DC, LLC
ABS LINCS KY, Inc.
ABS LINCS NJ, Inc.
ABS LINCS PA, Inc.
ABS LINCS PR, Inc.
ABS LINCS SC, Inc.
ABS LINCS TN, Inc.
ABS LINCS TX, Inc.
ABS LINCS VA, Inc.
ABS LINCS VI, Inc.
ABS LINCS, LLC
ABS New Hope, Midlands, Inc.
ABS-First Step, Inc.
Alliance Crossings, LLC
Alliance Health Center, Inc.
Alternative Behavioral Services, Inc.
Atlantic Shores Hospital, LLC
Behavioral Educational Services, Inc.
Behavioral Healthcare LLC
Benchmark Behavioral Health System, Inc.
BHC Alhambra Hospital, Inc.
BHC Belmont Pines Hospital, Inc.
BHC Cedar Vista Hospital, Inc.
BHC Fairfax Hospital, Inc.
BHC Fort Lauderdale Hospital, Inc.
BHC Fox Run Hospital, Inc.
BHC Fremont Hospital, Inc.
BHC Health Services of Nevada, Inc.
BHC Heritage Oaks Hospital, Inc.
BHC Holdings, Inc.
BHC Intermountain Hospital, Inc.
BHC Management Services of Louisiana, LLC
BHC Management Services of New Mexico, LLC
BHC Management Services of Streamwood, LLC
BHC Mesilla Valley Hospital, LLC
BHC Montevista Hospital, Inc.
BHC Newco 2, LLC
BHC Newco 3, LLC
BHC Newco 4, LLC
BHC Newco 5, LLC
BHC Newco 6, LLC

BHC Newco 7, LLC
BHC Newco 8, LLC
BHC Newco 9, LLC
BHC Newco 10, LLC
BHC Northwest Psychiatric Hospital, LLC
BHC Pinnacle Pointe Hospital, Inc.
BHC Properties, LLC
BHC Sierra Vista Hospital, Inc.
BHC Spirit of St. Louis Hospital, Inc.
BHC Streamwood Hospital, Inc.
BHC Windsor Hospital, Inc.
Brentwood Acquisition, Inc.
Brentwood Acquisition-Shreveport, Inc.
Brynn Marr Hospital, Inc.
Calvary Center, Inc.
Canyon Ridge Hospital, Inc.
Cedar Springs Hospital, Inc.
Collaborative Care LLC
Columbus Hospital Partners, LLC
Columbus Hospital, LLC
Compass Hospital, Inc.
Crawford First Education, Inc.
Cumberland Hospital, LLC
Diamond Grove Center, LLC
FHCHS of Puerto Rico, Inc.
First Corrections — Puerto-Rico, Inc.
First Hospital Corporation of Nashville
First Hospital Corporation of Virginia Beach
First Hospital Panamericano, Inc.
Fort Lauderdale Hospital, Inc.
Great Plains Hospital, Inc.
Gulf Coast Treatment Center, Inc.
H.C. Corporation
Havenwyck Hospital Inc.
Holly Hill Hospital, LLC
HSA Hill Crest Corporation
HSA of Oklahoma, Inc.
Indiana Psychiatric Institutes, LLC
InfoScriber Corporation
Lakeland Behavioral, LLC
Laurel Oaks Behavioral Health Center, Inc.
Lebanon Hospital Partners, LLC
Liberty Point Behavioral Healthcare, LLC
Mesilla Valley Hospital, Inc.
Mesilla Valley Mental Health Associates, Inc.
Michigan Psychiatric Services, Inc.
Mission Vista Behavioral Health Services, Inc.
North Spring Behavioral Healthcare, Inc.
Northern Indiana Partners, LLC
Palmetto Behavioral Health Holdings, LLC
Palmetto Behavioral Health System, L.L.C.
Palmetto Lowcountry Behavioral Health, L.L.C.
Palmetto Pee Dee Behavioral Health, L.L.C.
Peak Behavioral Health Services, LLC
Premier Behavioral Solutions of Florida, Inc.
Premier Behavioral Solutions, Inc.

Pride Institute, Inc.
Psychiatric Management Resources, Inc.
Psychiatric Solutions Hospitals, LLC
Psychiatric Solutions of Virginia, Inc.
Ramsay Managed Care, LLC
Ramsay Youth Services of Georgia, Inc.
Ramsay Youth Services Puerto Rico, Inc.
Red Rock Behavioral Health LLC
Red Rock Solutions, LLC
Riveredge Hospital Holdings, Inc.
Riveredge Hospital, Inc.
Rolling Hills Hospital, LLC
Samson Properties, LLC
Shadow Mountain Behavioral Health System, LLC
Somerset, Incorporated
SP Behavioral, LLC
Summit Oaks Hospital, Inc.
Sunstone Behavioral Health, LLC
Texas Hospital Holdings, Inc.
Texas Hospital Holdings, LLC
The Counseling Center of Middle Tennessee, Inc.
The National Deaf Academy, LLC
The Pines Residential Treatment Center, Inc.
Therapeutic School Services, L.L.C.
Three Rivers Behavioral Health, LLC
Three Rivers Healthcare Group, LLC
Three Rivers SPE Holding, LLC
Three Rivers SPE Manager, Inc.
Three Rivers SPE, LLC
Transitional Care Ventures, Inc.
Tucson Health Systems, Inc.
University Behavioral, LLC
Valle Vista Hospital Partners, LLC
Valle Vista, LLC
Wellstone Holdings, Inc.
Wellstone Regional Hospital Acquisition, LLC
Willow Springs, LLC
Windmoor Healthcare, Inc.
Windmoor Healthcare of Pinellas Park, Inc.
Zeus Endeavors, LLC

By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President

H.C. PARTNERSHIP BY: H.C. CORPORATION HSA HILL CREST CORPORATION
By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President

BHC OF INDIANA, GENERAL PARTNERSHIP
BY: COLUMBUS HOSPITAL PARTNERS, LLC
       LEBANON HOSPITAL PARTNERS, LLC
       NORTHERN INDIANA PARTNERS, LLC
       VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President

BLOOMINGTON MEADOWS, GENERAL PARTNERSHIP
BY: BHC OF INDIANA, GENERAL PARTNERSHIP
By: COLUMBUS HOSPITAL PARTNERS, LLC
     LEBANON HOSPITAL PARTNERS, LLC
     NORTHERN INDIANA PARTNERS, LLC
     VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President

BY: INDIANA PSYCHIATRIC INSTITUTES, LLC
By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President

HICKORY TRAIL HOSPITAL, L.P.
HIGH PLAINS BEHAVIORAL HEALTH, L.P.
MILLWOOD HOSPITAL, L.P.
TEXAS CYPRESS CREEK HOSPITAL, L.P.
TEXAS WEST OAKS HOSPITAL, L.P.
NEURO INSTITUTE OF AUSTIN, L.P.
TEXAS LAUREL RIDGE HOSPITAL, L.P.
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.
TEXAS SAN MARCOS TREATMENT CENTER, L.P.
BY: TEXAS HOSPITAL HOLDINGS, LLC, as General Partner

By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Donna Williams
	Name:	Donna Williams
	Title:	Vice President

Schedule A
Guarantors
ABS LINCS DC, LLC
ABS LINCS KY, Inc.
ABS LINCS NJ, Inc.
ABS LINCS PA, Inc.
ABS LINCS PR, Inc.
ABS LINCS SC, Inc.
ABS LINCS TN, Inc.
ABS LINCS TX, Inc.
ABS LINCS VA, Inc.
ABS LINCS VI, Inc.
ABS LINCS, LLC
ABS New Hope, Midlands, Inc.
ABS-First Step, Inc.
Alliance Crossings, LLC
Alliance Health Center, Inc.
Alternative Behavioral Services, Inc.
Atlantic Shores Hospital, LLC
Behavioral Educational Services, Inc.
Behavioral Healthcare LLC
Benchmark Behavioral Health System, Inc.
BHC Alhambra Hospital, Inc.
BHC Belmont Pines Hospital, Inc.
BHC Cedar Vista Hospital, Inc.
BHC Fairfax Hospital, Inc.
BHC Fort Lauderdale Hospital, Inc.
BHC Fox Run Hospital, Inc.
BHC Fremont Hospital, Inc.
BHC Health Services of Nevada, Inc.
BHC Heritage Oaks Hospital, Inc.
BHC Holdings, Inc.
BHC Intermountain Hospital, Inc.
BHC Management Services of Louisiana, LLC
BHC Management Services of New Mexico, LLC
BHC Management Services of Streamwood, LLC
BHC Mesilla Valley Hospital, LLC
BHC Montevista Hospital, Inc.
BHC Newco 2, LLC
BHC Newco 3, LLC
BHC Newco 4, LLC
BHC Newco 5, LLC
BHC Newco 6, LLC
BHC Newco 7, LLC
BHC Newco 8, LLC
BHC Newco 9, LLC
BHC Newco 10, LLC
BHC Northwest Psychiatric Hospital, LLC
BHC of Indiana, General Partnership
BHC Pinnacle Pointe Hospital, Inc.
BHC Properties, LLC
BHC Sierra Vista Hospital, Inc.
BHC Spirit of St. Louis Hospital, Inc.

BHC Streamwood Hospital, Inc.
BHC Windsor Hospital, Inc.
Bloomington Meadows, General Partnership
Brentwood Acquisition, Inc.
Brentwood Acquisition-Shreveport, Inc.
Brynn Marr Hospital, Inc.
Calvary Center, Inc.
Canyon Ridge Hospital, Inc.
Cedar Springs Hospital, Inc.
Collaborative Care LLC
Columbus Hospital Partners, LLC
Columbus Hospital, LLC
Compass Hospital, Inc.
Crawford First Education, Inc.
Cumberland Hospital, LLC
Diamond Grove Center, LLC
FHCHS of Puerto Rico, Inc.
First Corrections — Puerto-Rico, Inc.
First Hospital Corporation of Nashville
First Hospital Corporation of Virginia Beach
First Hospital Panamericano, Inc.
Fort Lauderdale Hospital, Inc.
Great Plains Hospital, Inc.
Gulf Coast Treatment Center, Inc.
Havenwyck Hospital Inc.
H.C. Corporation
H.C. Partnership
Hickory Trail Hospital, L.P.
High Plains Behavioral Health, L.P.
Holly Hill Hospital, LLC
HSA Hill Crest Corporation
HSA of Oklahoma, Inc.
Indiana Psychiatric Institutes, LLC
InfoScriber Corporation
Lakeland Behavioral, LLC
Laurel Oaks Behavioral Health Center, Inc.
Lebanon Hospital Partners, LLC
Liberty Point Behavioral Healthcare, LLC
Mesilla Valley Hospital, Inc.
Mesilla Valley Mental Health Associates, Inc.
Michigan Psychiatric Services, Inc.
Millwood Hospital, L.P.
Mission Vista Behavioral Health Services, Inc.
Neuro Institute of Austin, L.P.
North Spring Behavioral Healthcare, Inc.
Northern Indiana Partners, LLC
Palmetto Behavioral Health Holdings, LLC
Palmetto Behavioral Health System, L.L.C.
Palmetto Lowcountry Behavioral Health, L.L.C.
Palmetto Pee Dee Behavioral Health, L.L.C.
Peak Behavioral Health Services, LLC
Premier Behavioral Solutions of Florida, Inc.
Premier Behavioral Solutions, Inc.
Pride Institute, Inc.
Psychiatric Management Resources, Inc.
Psychiatric Solutions Hospitals, LLC

Psychiatric Solutions of Virginia, Inc.
Ramsay Managed Care, LLC
Ramsay Youth Services of Georgia, Inc.
Ramsay Youth Services Puerto Rico, Inc.
Red Rock Behavioral Health LLC
Red Rock Solutions, LLC
Riveredge Hospital Holdings, Inc.
Riveredge Hospital, Inc.
Rolling Hills Hospital, LLC
Samson Properties, LLC
Shadow Mountain Behavioral Health System, LLC
Somerset, Incorporated
SP Behavioral, LLC
Summit Oaks Hospital, Inc.
Sunstone Behavioral Health, LLC
Texas Cypress Creek Hospital, L.P.
Texas Hospital Holdings, Inc.
Texas Hospital Holdings, LLC
Texas Laurel Ridge Hospital, L.P.
Texas Oaks Psychiatric Hospital, L.P.
Texas San Marcos Treatment Center, L.P.
Texas West Oaks Hospital, L.P.
The Counseling Center of Middle Tennessee, Inc.
The National Deaf Academy, LLC
The Pines Residential Treatment Center, Inc.
Therapeutic School Services, L.L.C.
Three Rivers Behavioral Health, LLC
Three Rivers Healthcare Group, LLC
Three Rivers SPE Holding, LLC
Three Rivers SPE Manager, Inc.
Three Rivers SPE, LLC
Transitional Care Ventures, Inc.
Tucson Health Systems, Inc.
University Behavioral, LLC
Valle Vista Hospital Partners, LLC
Valle Vista, LLC
Wellstone Holdings, Inc.
Wellstone Regional Hospital Acquisition, LLC
Willow Springs, LLC
Windmoor Healthcare, Inc.
Windmoor Healthcare of Pinellas Park, Inc.
Zeus Endeavors, LLC